Exhibit 99.1

Xenetic Biosciences, Inc. Reports Third Quarter 2021 Financial Results and Provides Business Update

– Company advancing XCARTTM pre-clinical development plan toward IND-enabling studies

– Strengthened cash position to fund operations through XCART IND filing with recently completed $12.5 million private placement

– Continued royalty stream growth through license agreement with PolyXen® platform technology

FRAMINGHAM, MA – (November 12, 2021) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a biopharmaceutical company focused on advancing XCART™, a personalized CAR T platform technology engineered to target patient- and tumor-specific neoantigens, today reported its financial results for the third quarter of 2021 and provided a corporate update.

“Our team continues to advance the XCART program and validate key workflow and manufacturing components which move us closer to conducting IND-enabling studies. Building on the proven success of CAR T therapy, we believe that Xenetic’s approach is innovative and is well-positioned to have a meaningful impact by addressing the significant unmet needs in certain hematological malignancies. As we continue to advance this important program and witness the potential of the XCART platform, our confidence holds strong in its ability to target cancers with a patient- and tumor-specific approach,” commented Jeffrey Eisenberg, Chief Executive Officer of Xenetic.

XCART Platform Technology Overview: Significantly differentiated, proprietary approach to personalized CAR T lymphoma therapy targeting tumor-specific neoantigens that target independently of CD19 or other surface antigens that are common to both normal and malignant B-cells. Lead program for Non-Hodgkin lymphoma, an area of significant unmet need, with the potential to address an initial global market opportunity of over $7 billion annually.[1]

Program Highlights:

•	Advancing preclinical efforts through ongoing research and development collaborations including with Scripps Research and other institutions covering design and implementation of the pre-clinical development program, as well as activities supporting process development for clinical manufacturing.
•	The exploratory biopsy study in Eastern Europe achieved its initial objective of supporting further XCART platform development, including that of downstream XCART processes, and has provided materials and methods needed to proceed with IND-enabling studies.
•	Bolstered intellectual property portfolio with issuance of a U.S. patent covering the co-administration of XCART-derived CAR T cells, together with a personalized vaccine designed to enhance the effectiveness of the CAR T therapy.

_____________________

1 Triangle Insights: Company Commissioned Market Report

1

PolyXen Platform Technology: Patent-protected platform technology designed for protein or peptide therapeutics, enabling next-generation biological drugs by prolonging a drug's circulating half-life and potentially improving other pharmacological properties.

Program Highlights:

•	Royalty payments of approximately $0.3 million were received in the quarter ended September 30, 2021, from the Company’s sublicense with Takeda. Takeda’s sublicensee has now launched the relevant product in multiple global markets.
•	Company’s partner, Pharmsynthez, has filed a registration dossier in Russia to obtain approval of Epolong, a polysialylated form of human erythropoietin as a treatment for anemia in patients with chronic kidney disease.

Summary of Financial Results for Third Quarter 2021

Net loss for the quarter ended September 30, 2021, was approximately $1.4 million. Research and development expenses for the three months ended September 30, 2021, increased by approximately $0.2 million, or 36.1%, to $0.8 million from $0.6 million in the comparable quarter in 2020. The increase was due to the Company’s increased spending on the XCART platform technology. General and administrative expenses for the three months ended September 30, 2021, was $0.9 million, increasing $0.1 million, or 17.5%, compared to the same period in the prior year. The increase was primarily due to increases in employee related, legal and consulting costs during the three months ended September 30, 2021, compared to the same period in 2020. In July 2021, the Company completed a $12.5 million private placement of common stock and warrants to purchase common stock resulting in approximately $11.5 million of net proceeds to the Company. At September 30, 2021, the Company reported working capital was approximately $19.5 million. The Company ended the quarter with approximately $19.7 million of cash.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a biopharmaceutical company focused on progressing XCART™, a personalized CAR T platform technology engineered to target patient-specific tumor neoantigens. The Company is advancing cell-based therapeutics targeting the unique B-cell receptor on the surface of an individual patient's malignant tumor cells for the treatment of B-cell lymphomas. XCART™ has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications.

Additionally, Xenetic is leveraging PolyXen®, its proprietary drug delivery platform, to partner with biotechnology and pharmaceutical companies. PolyXen® has demonstrated its ability to improve the half-life and other pharmacological properties of next-generation biologic drugs. The Company receives royalty payments under an exclusive license arrangement in the field of blood coagulation disorders.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, and Facebook.

2

Forward-Looking Statements

This press release contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including, but not limited to, statements regarding: timing of advancing the XCART program and validating key workflow and manufacturing components to move us closer to conducting IND-enabling studies; the proven success of CAR T therapy and our belief that our approach is innovative and is well-positioned to have a meaningful impact by addressing the significant unmet needs in certain hematological malignancies; our confidence in the importance and potential of the XCART platform and its ability to target cancers with a patient- and tumor-specific approach; the matters set forth under the Program Highlights sections above; our plans to apply the XCART™ technology to advance cell-based therapeutics by targeting the unique B-cell receptor on the surface of an individual patient's malignant tumor cells for the treatment of B-cell lymphomas; our expectations that XCART™ has the potential to fuel a robust pipeline of therapeutic assets targeting high-value oncology indications; our belief that our significantly differentiated, proprietary approach to personalized CAR T lymphoma therapy for the treatment of multiple tumor types of B-cell Non-Hodgkin lymphoma, an area of significant unmet need, has the potential to address an initial global market opportunity of over $7 billion annually; our plans to leverage PolyXen® to partner with biotechnology and pharmaceutical companies; and our expectation regarding receipt of royalty payments under an exclusive license agreement. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities, performance, achievements, or results to differ materially from the activities and results anticipated in forward-looking statements. Important factors that could cause actual activities, performance, achievements, or results to differ materially from such plans, estimates or expectations include, among others, (1) failure to realize the anticipated potential of the XCART™ or PolyXen® technology; (2) the ability of the Company to implement its business strategy; and (3) other risk factors as detailed from time to time in the Company's reports filed with the SEC, including its annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. In addition, forward-looking statements may also be adversely affected by general market factors, general economic and business conditions, including potential adverse effects of public health issues, such as the COVID-19 outbreak on economic activity, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

xbio@jtcir.com

Source: Xenetic Biosciences, Inc.

3